EXHIBIT 5.1

              OPINION AND CONSENT OF LEVY & LEVY, P.A.

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                          Levy & Levy, P.A.
                        Plaza 1000, Suite 309
                     Voorhees, New Jersey 08043
                           (856) 751-9494
                         (856) 751-9779 FAX


                           August 18, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

    Re:   e*machinery.net, inc.

Ladies and Gentlemen:

    We have acted as counsel for e*machinery.net, inc., a Delaware corporation ("the Company"), in connection with the registration by the Company of up to an aggregate of 2,430,000 shares of the Company's common stock, $.001 par value (the "Common Stock"), for the account of certain security holders of the Company (the "Registration") as described in the Company's Registration Statement on Form S-3 (the "Registration Statement") being filed this date under the Securities Act of 1933, as amended.

    In connection with the following opinion, we have reviewed the Registration Statement and are familiar with the action taken by the Company to date with respect to the approval and authorization of the Registration. We have examined originals, or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials, officers and representatives of the Company and such other documents as we have deemed necessary as a basis for the opinion hereinafter expressed. We are furnishing this opinion in connection with the filing of the Registration Statement.

    Based upon the foregoing, we are of the opinion that, upon the effectiveness of the Registration Statement, the shares of Common Stock proposed to be registered by the Company under the Registration Statement will be, when sold, validly issued, fully paid and
non-assessable.      We hereby consent to the inclusion of this
opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

Very truly yours,

LEVY & LEVY, P.A.

By:  /s/William N. Levy
       _________________________
        William N. Levy, Esq.